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                                                                     EXHIBIT 5.1

                  [LETTERHEAD OF PEPPER, HAMILTON & SCHEETZ]

                                                    December 19, 1996


Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C. 20549

        Re:  Aastrom Biosciences, Inc. Registration
             Statement on Form S-1
             File No. 333-15415

Gentlemen:

       We have acted as special counsel to Aastrom Biosciences, Inc., a Michigan corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") of a registration statement (the "Registration Statement") of the Company on Form S-1 under the Securities Act of 1933, as amended (the "Act"). The Registration Statement relates to the proposed offer and sale by the Company of up to 3,737,500 shares (the "Shares") of the Company's Common Stock (the "Common Stock").

       In this connection, we have examined the Registration Statement, including the exhibits thereto, the originals or copies, certified or otherwise identified to our satisfaction, of the Articles of Incorporation and the By-Laws of the Company amended to date, resolutions of the Company's Board of Directors and such other documents and corporate records relating to the Company, and the issuance and sale of the Shares as we have deemed appropriate. The opinion expressed herein is based exclusively on the applicable provisions of the Michigan Business Corporation Act as in effect on the date hereof.

       On the basis of the foregoing, we are of the opinion that the Shares identified in the above-referenced Registration Statement to be issued and sold by the Company will be, upon effectiveness of the Registration Statement and receipt by the

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Company of payment therefor, duly authorized, validly issued, fully paid, and non-assessable.

      We hereby consent to the reference to our firm under the caption "Legal Matters" in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement. Such consent does not constitute a consent under Section 7 of the Act, since we have not certified any part of such Registration Statement and do not otherwise come within the categories of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

                                           Very truly yours,

                                           PEPPER, HAMILTON & SCHEETZ

                                           By: /s/ MICHAEL B. STAEBLER
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                                                   MICHAEL B. STAEBLER